Exhibit 99.3

Byrne Medical, Inc.

Combined Financial Statements

June 30, 2011

Contents

Combined Balance Sheet	1

Combined Statements of Operations	2

Combined Statements of Cash Flows	3

Notes to Combined Financial Statements	4

Byrne Medical, Inc.

Combined Balance Sheet

June 30, 2011

(unaudited)

Assets
Current assets:
Cash and cash equivalents	$5,618,437
Accounts receivable	4,643,166
Inventories, net	3,086,528
Notes receivable, shareholders	624,685
Prepaid expenses and other	138,234
Total current assets	14,111,050

Property and equipment, at cost:
Property and equipment	6,150,461
Accumulated depreciation	(2,275,786)
Total property and equipment, net	3,874,675

Other assets	20,525
Total assets	$18,006,250

Liabilities
Current liabilities:
Accounts payable	$515,880
Accrued expenses	3,733,883
Current portion of capital lease obligations	9,995
Notes payable to shareholder	114,075
Total current liabilities	4,373,833

Commitments and contingencies	—

Shareholders’ equity
Common stock	109,000
Notes receivable for stock purchase	(1,572,714)
Treasury stock, at cost	(256,300)
Retained earnings	15,352,431
Total shareholders’ equity	13,632,417
Total liabilities and shareholders’ equity	$18,006,250

See accompanying notes.

Byrne Medical, Inc.

Combined Statements of Operations

(unaudited)

	Six Months Ended June 30,
	2011	2010

Net sales	$20,577,486	$16,294,922

Cost of goods sold	(7,626,927)	(5,909,063)

Gross profit	12,950,559	10,385,859

Selling, general and administrative expenses	8,141,399	7,154,512
Research and development expenses	546,214	209,906
Total operating expenses	8,687,613	7,364,418

Operating income	4,262,946	3,021,441

Other income (expense):
Interest income	17,986	8,331
Interest expense	(4,111)	(8,803)
Other	26,939	2,119
Total	40,814	1,647
Net income	$4,303,760	$3,023,088

See accompanying notes.

Byrne Medical, Inc.

Combined Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2011	2010

Operating activities
Net income	$4,303,760	$3,023,088
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	532,737	329,330
Changes in operating assets and liabilities:
Accounts receivable, net	(763,811)	(930,804)
Inventory	398,101	(991,212)
Prepaids and other current assets	9,586	135,214
Accounts payable	82,012	484,598
Notes receivable, shareholders	(15,058)	(557)
Accrued liabilities	481,176	179,244
Net cash provided by operating activities	5,028,503	2,228,901

Investing activities
Capital expenditures	(631,091)	(1,495,129)
Net cash used in investing activities	(631,091)	(1,495,129)

Financing activities
Issuances of notes receivable from shareholders	(635,164)	(343,487)
Principal payments on capital lease obligations	(14,394)	(27,508)
Principal payments on notes payable to shareholders	(129,602)	—
Treasury shares repurchased with cash	(128,150)	—
Distributions to shareholders	(2,781,166)	(1,015,196)
Net cash used in financing activities	(3,688,476)	(1,386,191)

Change in cash and cash equivalents	708,936	(652,419)
Cash and cash equivalents, beginning of year	4,909,501	3,454,157
Cash and cash equivalents, end of year	$5,618,437	$2,801,738

Supplemental disclosure of noncash financing activities
Treasury stock sold by issuance of note receivable from majority shareholder	$—	$1,560,000
Treasury stock purchased by issuance of note payable	$128,150	$—

See accompanying notes.

Byrne Medical, Inc.

Abbreviated Notes to Combined Financial Statements

June 30, 2011

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Byrne Medical, Inc. (the Company) earns revenues predominantly from the sale of medical devices produced by the Company. Products are sold primarily to hospitals and distributors in the United States, Canada, and Europe. The Company was incorporated under the laws of the State of Texas on April 4, 1997 and is headquartered in Conroe, Texas.

Principles of Combination

The combined financial statements include the accounts of the Company, its wholly owned subsidiary, Per-Form Tool & Mold, LLC, which was acquired in 2009, and Byrne Medical IC-DISC (IC-DISC). All significant intercompany accounts and transactions have been eliminated in combination. The Company has evaluated subsequent events through July 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents and had none at June 30, 2011. The Company had no cash or cash equivalents in foreign banks at June 30, 2011.

Byrne Medical, Inc.

Abbreviated Notes to Combined Financial Statements (continued)

Advertising Costs

The Company expenses advertising costs as incurred. Advertising cost expensed during the six-month periods ended June 30, 2011 and 2010 were $40,403 and $54,277, respectively.

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, as necessary, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. The allowance for doubtful accounts at June 30, 2011 was $20,000. The Company extends unsecured credit to its customers. Accounts receivable are ordinarily due 30 days after the issuance of the invoice, and accounts past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventory

Inventories consist primarily of materials and finished goods. Inventories are stated at the lower of cost or market. Costs are determined using the first-in, first-out (FIFO) method. The Company routinely assesses its on-hand inventory for timely identification and measurement of obsolete, slow-moving or otherwise impaired inventory. Inventories are shown net of reserves of $15,478 at June 30, 2011.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful lives. Equipment under capital leases is amortized over the shorter of the expected useful lives of the assets or the related lease terms and such amortization is included with depreciation expense.

Maintenance and repairs are charged directly to expense as incurred. Significant additions and improvements to property and equipment are capitalized.

Byrne Medical, Inc.

Abbreviated Notes to Combined Financial Statements (continued)

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

Income Taxes

The Company is an S Corporation for U.S. federal income tax purposes. Accordingly, the income of the Company is taxed at the individual shareholder level.

The Financial Accounting Standards Board (“FASB”) issued guidance on Accounting for Uncertainty in Income Taxes. The guidance clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Accounting Standards Codification (“ASC”) 740, Accounting for Income Taxes”. This Interpretation defines the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. The Company has no uncertain tax liabilities recorded as of June 30, 2011.

The corporation determined that it was necessary to obtain a waiver of the inadvertent termination of its S election from the Internal Revenue Service, pursuant to the provisions of Section 1362(f). The terminating event occurred in 2003. The corporation believes that its request for waiver should be granted; accordingly, the financial statements are presented on the basis of the corporation maintaining its status as an S corporation.

Revenue Recognition

Revenue from sales of the Company’s products is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed and determinable and collectability is probable. Generally, these criteria are met at the time the product is shipped. If

Byrne Medical, Inc.

Abbreviated Notes to Combined Financial Statements (continued)

the criteria for revenue recognition are not met at the time of shipment, the revenue is deferred until all criteria are met.

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Shipping and Handling Costs

The Company invoices its customers for shipping and handling costs. Net sales for the six month periods ended June 30, 2011 and 2010 reflect approximately $600,000 and $452,000, respectively, in such costs. Combined inbound/outbound shipping costs paid by the Company are included in cost of goods sold for the six-month periods ended June 30, 2011 and 2010 and totaled approximately $627,000 and $420,000, respectively.

Research and Development

Research and development expenses consist of direct costs and indirect overhead costs, including facilities costs, salaries, related benefit costs and material and supply costs. Such amounts are expensed as incurred.

Recent Accounting Pronouncements

In October 2009, the FASB updated its revenue recognition guidance, amending the criteria for separating consideration in multiple-deliverable arrangements. The amendments establish a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third—party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. The amendments will eliminate the residual method of allocation and require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. The relative selling price method allocates any discount in the arrangement proportionally to each deliverable on the basis of each deliverable’s selling price. This update will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not anticipate the adoption of this update to have a material impact on its combined financial statements.

In April 2010, the FASB updated its revenue recognition guidance related to the milestone method of revenue recognition. This update provided guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition

Byrne Medical, Inc.

Abbreviated Notes to Combined Financial Statements (continued)

for research and development transactions. The update is effective for fiscal years beginning on or after June 15, 2010 and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not anticipate the adoption of this update to have a material impact on its consolidated financial statements.

2. Inventories

Inventories at June 30, 2011 consisted of the following:

June 30, 2011

Manufacturing Inventories:
Raw materials	$1,515,025
Work-in-process	574,588
Finished units	1,129,438
3,219,051
Less allowance for inventory obsolescence	(132,523)
Inventories, net	$3,086,528

3. Line of Credit

In June 2010, the Company entered into a $1.0 million revolving line of credit (“Revolver”) with a bank. The borrowings under the Revolver are secured by substantially all of the assets of the Company. Borrowings under the revolver bear interest at the Wall Street Journal Prime Lending Rate plus 1.75%. At June 30, 2011, the Company had $-0- outstanding under the Revolver.

4. Commitments and Contingencies

Capital Leases

The Company is party to several capital leases for manufacturing equipment at an interest rate of 8.47%. The Company is required to make monthly payments of $2,604 through November 2011. Assets capitalized under capital leases totaled $122,109 at June 30, 2011. Accumulated amortization for assets capitalized under capital leases, which has been included with accumulated depreciation, totaled $112,114 at June 30, 2011.

Byrne Medical, Inc.

Abbreviated Notes to Combined Financial Statements (continued)

Operating Leases

The Company leases production facilities in Conroe, Texas from a related party, and leases office and production facilities in Conroe, Texas and Euclid, Ohio from a third party, under non-cancelable agreements classified as operating leases.

Rent expense on facility operating leases for the six-month periods ended June 30, 2011 and 2010 was $451,950 and $456,409, respectively. Of this amount, $306,000 was paid to a related party during both six-month periods ended June 30, 2011 and 2010.

During 2009 the Company signed a lease agreement on its current administrative facility. In 2009, a $17,791 security deposit was paid as security for the lease and is reflected in Current Assets. The agreement commenced when the Company assumed occupancy in January 2010 and continues for a period of 62 months with no early termination clause and one four or five-year renewal available. The Company paid for leasehold improvements and recorded a deferred rent that it is amortizing on a straight-line basis over the term of the lease in lieu of rent payments for the first six months. Beginning the seventh month, minimum monthly basic rent for the lease period averages $22,070 per month, after taking into consideration annual escalations, and totals $1,235,938 for the lease term.

Legal Proceedings

From time to time we are a party to legal proceedings arising in the ordinary course of business. The Company does not believe that any of these proceedings arising in the ordinary course of business, either alone or in the aggregate, will have a material adverse effect on the Company’s results of operations, cash flows or financial condition. Although management does not expect that the outcome in these proceedings will have a material adverse effect on our financial condition or results of operations, litigation is inherently unpredictable. Therefore, we could incur judgments or enter into settlements of claims that could materially impact our results.

5. Shareholders’ Equity

On June 29, 2010, the Company affected a 10-for-1 stock split, whereby each stockholder who previously held 1 voting share of the Company’s common stock, then held 1 voting share of common stock and 9 non-voting shares of common stock. The stock split did not affect the percentage ownership of any of the shareholders.

Byrne Medical, Inc.

Abbreviated Notes to Combined Financial Statements (continued)

6. Related-Party Transactions

During 2011, the Company purchased 5,000 shares of stock from a shareholder, consisting of 500 shares of voting stock and 4,500 shares of non-voting stock, for $51.26 per share, in exchange for cash and a note of $128,150. The note is interest bearing with an interest rate of 3.75% per annum.  At June 30, 2011, the principal owed on the note was $75,337. Interest paid in the six-months ended June 30, 2011 in connection with the note was $1,673. The note payable is classified as current as it will be paid off in January 2012.

During 2010, a shareholder purchased 6,000 shares of voting stock held in treasury for $260 per share, in exchange for a note issued to the Company in the amount of $1,560,000. The note is interest-only, at a rate of 1.63% per annum, for a period of 10 years, at which time the full principal balance and interest is due. Interest income associated with this note for the six-month periods ended June 30, 2011 and 2010 was $12,714 and $577, respectively. This note including interest has been recorded as a reduction in shareholders’ equity.

In 2008, the Company purchased 2,500 shares of voting stock from a shareholder for $260 per share, in exchange for cash and a note of $450,000. The note was interest bearing with an interest rate of 2.38% per annum. At June 30, 2011, the principal owed on the note was $38,738. The note payable is classified as current as it will be paid off in September 2011.

During 2010 and 2011, the Company paid rent to a shareholder for a production facility. The total rent expense for both six-month periods ended June 30, 2011 and 2010 was $306,000. The Company also leased a vehicle from the shareholder. Total rent expense for both six-month periods ended June 30, 2011 and 2010 was $78,000.

7. Profit Sharing Plan

The Company has established a deferred savings plan for its employees, which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. All employees are eligible to enroll in the plan on July 1st or January 1st following the one year anniversary of their date of employment. The Company matches contributions 100% up to 4% of employee wages. Employees vest immediately in both their and the Company’s contributions. Company contributions to this plan totaled $90,242 and $133,333 for the six months ended June 30, 2011 and 2010, respectively.

8. Subsequent Events

On August 1, 2011, the Company sold its business and substantially all of its assets to Cantel Medical Corp., a company publicly traded on the New York Stock Exchange specializing in infection prevention and control.